EXHIBIT 24.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated October 12, 1995 included in Interiors, Inc.'s Form 10-KSB for the year ended June 30, 1995 and to all references to our Firm included in this registration statement.

                                                  /s/ Arthur Andersen LLP

New York, New York
July 1, 1996